Exhibit 10.17

Description of Informal Arrangement Between Registrant and James D. Tilton, Jr.

Under an informal unwritten arrangement between SEA-Tiger, Inc. and its chief executive officer, James D. Tilton, Jr., accrued but unpaid compensation is exchanged quarterly for a convertible debenture.